UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

____________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	May 14, 2014

TWIN CITIES POWER HOLDINGS, LLC
(Exact Name of Registrant as Specified in Charter)

Minnesota	333-179460	27-1658449
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16233 Kenyon Ave., Suite 210, Lakeville, Minnesota	55044
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(952) 241-3103

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Compensatory Arrangements of Certain Officers

On May 14, 2014, Twin Cities Power Holdings, LLC (the “Company”) entered into a Second Amendment to Employment Agreement (the “Amendment”), which amends that certain Employment Agreement, dated January 1, 2012, as amended by that certain First Amendment to Employment Agreement, dated March 24, 2014, with its Chief Executive Officer and President Timothy S. Krieger (collectively, the “Agreement”). The Amendment, which by its terms became effective as of May 1, 2014, provides Mr. Krieger with severance payments upon the termination of his employment under certain circumstances. Specifically, in the event the Company terminates Mr. Krieger’s employment without cause, Mr. Krieger will receive severance in an amount of $2,000,000. In the event the Company terminates Mr. Krieger’s employment as a result of non-renewal of the Agreement, Mr. Krieger will receive severance in the amount of $1,000,000. In the event Mr. Krieger’s employment ends as a result of death while employed by the Company, Mr. Krieger’s estate will receive the proceeds of a $5,000,000 term life insurance policy maintained by the Company.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

10.1	Second Amendment to Employment Agreement, dated May 14, 2014 between Twin Cities Power Holdings, LLC and Timothy S. Krieger.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2014	By	/s/ Wiley H. Sharp III
Wiley H. Sharp III
	Its	Vice President – Finance and Chief Financial Officer

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